As filed with the Securities and Exchange Commission on March 14, 2014
Registration No.  333-166975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-0247840 (I.R.S. Employer Identification No.)
123 Main Street Bristol, Connecticut (Address of principal executive offices)	06010 (Zip Code)
Barnes Group Inc. Stock and Incentive Award Plan
Barnes Group Inc. Retirement Savings Plan
 (Full title of the plans)

Christopher J. Stephens, Jr.
Senior Vice President, Finance and Chief Financial Officer
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010
(Name and address of agent for service)

(860) 583-7070
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement, No. 333-166975, is being filed for the purpose of including in such Registration Statement the exhibit filed herewith.

 Item 8.                 Exhibits.

The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this registration statement and indexed at page 5 of this registration statement, which index is incorporated by reference herein.

Registrant undertakes that it will submit or has submitted the Barnes Group Inc. Retirement Savings Plan (the “Savings Plan”), along with any amendments thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Savings Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on the 14th day of March, 2014.

BARNES GROUP INC.

By: /s/ Christopher J. Stephens, Jr.
Christopher J. Stephens, Jr.
Senior Vice President, Finance and Chief Financial Officer

The Savings Plan.  Pursuant to the requirements of the Securities Act of 1933, an authorized representative of the Barnes Group Inc. Retirement Savings Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on the 14th day of March, 2014.

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

By: /s/ Dawn N. Edwards
Dawn N. Edwards
Senior Vice President, Human Resources, Barnes Group Inc., Authorized member of Benefits Committee of the Registrant as administrator of the Barnes Group Inc. Retirement Savings Plan

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Patrick J. Dempsey Patrick J. Dempsey	President and Chief Executive Officer (the principal executive officer) and Director	March 14, 2014
/s/ Christopher J. Stephens, Jr. Christopher J. Stephens, Jr.	Senior Vice President, Finance and Chief Financial Officer (the principal financial officer)	March 14, 2014
/s/ Marian Acker Marian Acker	Vice President, Controller (the principal accounting officer)	March 14, 2014
*_______________ Thomas J. Albani	Director	March 14, 2014
*_______________ John W. Alden	Director	March 14, 2014
*_______________ Thomas O. Barnes	Director	March 14, 2014
*_______________ Gary G. Benanav	Director	March 14, 2014
*________________ William S. Bristow, Jr.	Director	March 14, 2014
*_______________ Mylle H. Mangum	Director	March 14, 2014
*________________ William J. Morgan	Director	March 14, 2014

* By:  /s/ Christopher J. Stephens, Jr.
Christopher J. Stephens, Jr.
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
10.1*
Barnes Group Inc. Retirement Savings Plan, as amended (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-8, No. 333-166975, filed with the Commission on May, 20, 2010.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Fiondella, Milone & LaSaracina LLP, Independent Registered Accounting Firm.
23.3	Consent of Bansbach Schübel Brösztl & Partner GmbH.
24.1*	Power of Attorney (included in signature page of this registration statement).

*Previously filed